Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report which is dated April 2, 2010 relating to the consolidated financial statements of Comstock Mining, Inc. (formerly known as Goldspring, Inc.).

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Jewett, Schwartz, Wolfe & Assoc CPA’s

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
June 7, 2011